UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 6, 2017

Aflac Incorporated
(Exact name of registrant as specified in its charter)

Georgia	001-07434	58-1167100
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1932 Wynnton Road, Columbus, Georgia		31999
(Address of principal executive offices)		(Zip Code)

706.323.3431
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    In a press release dated January 6, 2017, we announced that effective January 6, 2017, the Board of Directors (the “Board”) of Aflac Incorporated (the “Company”), appointed Karole F. Lloyd to the Board, effective immediately. Ms. Lloyd’s term will expire at the Company’s Annual Meeting of Shareholders in 2017. The Board has also appointed Ms. Lloyd to serve on the Audit and Risk Committee of the Board.

Ms. Lloyd will receive compensation and be eligible to participate in applicable plans as a non-employee director in accordance with the Company’s non-employee director compensation plans and practices described in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on March 17, 2016.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.
99.1 - Press release of Aflac Incorporated dated January 6, 2017

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aflac Incorporated

January 6, 2017	/s/ June Howard

(June Howard)
Senior Vice President, Financial Services
Chief Accounting Officer

EXHIBIT INDEX:
99.1 - Press release of Aflac Incorporated dated January 6, 2017